UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 17, 2006

Date of Report (Date of earliest event reported)

CB Richard Ellis Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Sepulveda Blvd., Suite 1050, El Segundo, California 90245

(Address of principal executive offices, including zip code)

(310) 606-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 17, 2006, CB Richard Ellis Group, Inc. (“CBRE”) and its wholly-owned subsidiary, CB Richard Ellis Services, Inc. (the “Company”), entered into a Third Supplemental Indenture, dated as of November 17, 2006, by and among the Company, CBRE, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee (the “Supplemental Indenture”). The Supplemental Indenture amends that certain Indenture, dated as of May 22, 2003, pursuant to which the Company’s 9 3/4% Senior Notes due 2010 (the “Notes”) were issued (as amended and supplemented prior to November 17, 2006, the “Indenture”).

The Supplemental Indenture was entered into in connection with the Company’s tender offer and consent solicitation with respect to the Notes, which was commenced on November 3, 2006, following receipt by the Company of the requisite tenders and consents from holders of a majority in aggregate principal amount of the Notes outstanding, as of 5:00 p.m., New York City time, on Thursday, November 16, 2006. The Supplemental Indenture, when it becomes operative, will effect those amendments to the Indenture proposed in connection with the tender offer and consent solicitation, which amendments will eliminate substantially all of the restrictive covenants and eliminate or modify certain events of default and related provisions contained in the Indenture. The amendments to the Indenture will not become operative until the tendered Notes are accepted for purchase by the Company, pursuant to the terms of the tender offer and consent solicitation. After the amendments to the Indenture become operative, Notes that were not tendered or were not purchased in the tender offer and consent solicitation will remain outstanding and will be subject to the terms of the Indenture as modified by the Supplemental Indenture.

The foregoing description of the Supplemental Indenture and the amendments contained therein does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 is incorporated by reference herein as such information relates to the Notes.

Item 7.01.	Regulation FD Disclosure.

On November 17, 2006, CBRE issued a press release announcing (i) the receipt by the Company of the requisite consents in connection with the Company’s previously announced tender offer and consent solicitation with respect to the Notes and (ii) the pricing terms of the Company’s tender offer and consent solicitation. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in this Item 7.01, including Exhibit 99.1, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Third Supplemental Indenture, dated as of November 17, 2006, by and among CB Richard Ellis Group, Inc., CB Richard Ellis Services, Inc., the subsidiary guarantors party hereto and U.S. Bank National Association, as trustee.

99.1	Press Release, dated November 17, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2006	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ Kenneth J. Kay
Kenneth J. Kay
Chief Financial Officer

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